Exhibit 24.1
POWER OF ATTORNEY
WHEREAS, AMH Holdings, Inc., a Delaware corporation (the “Company”), proposes to file with the Securities and Exchange Commission, under the provisions of the Securities Exchange Act of 1934, as amended, an Annual Report on Form 10-K for the fiscal year ended December 30, 2006; and
WHEREAS, the undersigned is a Director of the Company;
NOW, THEREFORE, the undersigned hereby constitutes and appoints D. Keith LaVanway as attorney for and in the name, place and stead of the undersigned, and in the capacity of the undersigned as a Director of the Company, to execute and file such Form 10-K and any amendments or supplements thereto, hereby giving and granting to said attorney, full power and authority to do and perform each and every act and thing whatsoever requisite and necessary to be done in and about the premises, as fully, to all intents and purposes, as the undersigned might or could do if personally present at the doing thereof, hereby ratifying and confirming all that said attorney may or shall lawfully do, or cause to be done, by virtue hereof.
IN WITNESS WHEREOF, the undersigned has executed this Power of Attorney this 9th day of March, 2007.

By:	/s/ Kevin M. Hayes
Kevin M. Hayes
Director

By:	/s/ Ira D. Kleinman
Ira D. Kleinman
Director

By:	/s/ Thomas Sullivan
Thomas Sullivan
Director

By:	/s/ Dana R. Snyder
Dana R. Snyder
Director

By:	/s/ Kevin C. Nickelberry
Kevin C. Nickelberry
Director

By:	/s/ Dennis W. Vollmershausen
Dennis W. Vollmershausen
Director